   As filed with the Securities and Exchange Commission on October 9, 2001

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Philip Morris Companies Inc.
             (Exact name of registrant as specified in its charter)

                Virginia                                        13-3260245
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                       Identification Number)

            120 Park Avenue
           New York, New York                                      10017
(Address of Principal Executive Offices)                        (Zip Code)


                      Nabisco, Inc. Capital Investment Plan
                       Nabisco, Inc. Employee Savings Plan
                           (Full titles of the plans)

                               G. Penn Holsenbeck
        Vice President, Associate General Counsel and Corporate Secretary
                          Philip Morris Companies Inc.
                                 120 Park Avenue
                            New York, New York 10017
                     (Name and address of agent for service)
                                 (917) 663-5000
          (Telephone number, including area code, of agent for service)


___________________________________________________________________________________________________________________________________
                                                 CALCULATION OF REGISTRATION FEE
___________________________________________________________________________________________________________________________________

                                                                                    Proposed
                                                                                     maximum          Proposed
                                                                  Amount to         offering           maximum
 Title of securities                                                  be              price           aggregate        Amount of
  to be registered                     Title of Plan              registered        per share(1) offering price(1)  registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.33 1/3              Nabisco, Inc. Capital
                                       Investment Plan           9,000,000 shs. (2)  $48.75        $438,750,000        $109,687.50
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.33 1/3              Nabisco, Inc.  Employee
                                         Savings Plan            2,000,000 shs. (2)  $48.75        $ 97,500,000        $ 24,375.00
------------------------------------------------------------------------------------------------------------------------------------
                                                         Total: 11,000,000 shs. (2)                $536,250,000        $134,062.50
------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the registration fee and calculated in accordance with Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices for the Common Stock reported in the consolidated reporting system on October 1, 2001.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

                                Explanatory Note

      In December 2000, Kraft Foods Inc. ("Kraft") acquired all of the outstanding shares of Nabisco Holdings Corp. Prior to June 13, 2001, Kraft was a wholly-owned subsidiary of Philip Morris Companies Inc. (the "Company"). On June 13, 2001, Kraft completed an initial public offering of 280,000,000 shares of its Class A common stock. Immediately after the initial public offering, the Company owned common stock representing 97.7% of the combined voting power of Kraft's common stock.

      The Nabisco, Inc. Capital Investment Plan (the "CIP Plan") and the Nabisco, Inc. Employee Savings Plan (the "ESP Plan" and together with the CIP Plan, the "Nabisco Plans") have now been amended to offer the Company's common stock and Kraft's Class A common stock to eligible participants of the Nabisco Plans. This Registration Statement is being filed for the purpose of registering 11,000,000 shares of common stock of the Company, together with an indeterminate amount of interests to be issued pursuant to the Nabisco Plans. Kraft has filed a separate Registration Statement on Form S-8 today to register 62,000,000 shares of its Class A common stock, together with an indeterminate amount of interests to be issued pursuant to the Nabisco Plans.

      The CIP Plan and the ESP Plan are filed herewith as Exhibits 4.1 and 4.2, respectively.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

            Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.     Registrant Information and Employee Plan Annual Information.

            Not required to be filed with the Commission.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The following documents filed by the Company with the Commission (File No. 1-8940) are incorporated herein by reference and made a part hereof:

            (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2000;

            (ii) the annual reports on Form 11-K for each of the Nabisco Plans for the annual period ended December 30, 2000 filed with the Commission on October 5, 2001;

            (iii) the Company's Current Reports on Form 8-K or 8-K/A, as the
                  case may be, filed with the Commission on January 31, 2001, February 22, 2001, March 16, 2001, May 2, 2001, May 8, 2001,
                  May 11, 2001 and June 13, 2001;

            (iv) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2001 and June 30, 2001; and

            (v) the description of the Company's common stock contained in the Company's Registration Statement on Form 8-B, dated July 1, 1985, as amended by Amendment No. 1 on Form 8, dated April 27, 1989, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

            All annual reports of the Nabisco Plans subsequently filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not applicable.

Item 6.     Indemnification of Directors and Officers.

            The Virginia Stock Corporation Act (the "VSCA") permits the Company to indemnify its officers and directors in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of the Company and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the Company, and further provides that the Company may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the Company), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or stockholder-adopted by-laws, except an indemnity against willful misconduct or a knowing violation of the criminal law. The VSCA establishes a statutory limit on liability of officers and directors of the Company for damages assessed against them in a suit brought by or in the right of the Company or brought by or on behalf of stockholders of the Company and authorizes the Company, with stockholder approval, to specify a lower monetary limit on liability in the Company's articles of incorporation or by-laws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. The Company's articles of incorporation provide that an officer or director or former officer or director of the Company shall be indemnified to the full extent permitted by the VSCA as currently in effect or as hereafter amended in connection with any action, suit or proceeding brought by or in the right of the Company or brought by or on behalf of stockholders of the Company. The Company's articles of incorporation further provide for the limitation or elimination of the liability of an officer or director or former officer or director of the Company for monetary damages to the Company or its stockholders in any action, suit or proceeding, to the full extent permitted by the VSCA as currently in effect or as hereafter amended. In addition, the Company carries insurance on behalf of directors and officers.

Item 7.     Exemption From Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

 Exhibit
   No.      Description
 -------    -----------
   4.1      Nabisco, Inc. Capital Investment Plan (filed herewith).

   4.2      Nabisco, Inc. Employee Savings Plan (filed herewith).

   4.3 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form
            10-Q for the period ended March 31, 1997).

   4.4 By-Laws, as amended, of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).

   5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

   5.2 In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of the Regulation S-K, the Company hereby confirms that it has submitted the Nabisco Plans and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Nabisco Plans under Section 401 of the Internal Revenue
            Code.

   23.1     Consent of Hunton & Williams (included in Exhibit 5).

   23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants
            (filed herewith).

   23.3 Consent of Deloitte & Touche LLP, Independent Auditors (filed herewith).

   24       Powers of Attorney executed by Elizabeth E. Bailey, Geoffrey C.
            Bible, Harold Brown, Jane Evans, J. Dudley Fishburn, Robert E. R.
            Huntley, Billie Jean King, John D. Nichols, Lucio A. Noto, John S.
            Reed, Carlos Slim Helu and Stephen M. Wolf (incorporated by reference to Exhibit 24 to the Company's Form S-8, filed with the Commission on August 10, 2000 (Reg. No. 333-43484)).

Item 9.     Undertakings.

    (a)     The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of October, 2001.

                                    PHILIP MORRIS COMPANIES INC.



                                    By:         /s/ LOUIS C. CAMILLERI
                                       -----------------------------------------
                                       Name:  Louis C. Camilleri
                                       Title: Senior Vice President and
                                              Chief Financial Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                Title                     Date
               ---------                                -----                     ----


        /S/ LOUIS C. CAMILLERI               Senior Vice President and     October 9, 2001
-----------------------------------------    Chief Financial Officer
         (Louis C. Camilleri)


          /S/ JOSEPH A. TIESI                Vice President and            October 9, 2001
-----------------------------------------    Controller
           (Joseph A. Tiesi)


Elizabeth E. Bailey, Geoffrey C. Bible,
Harold Brown, Jane Evans, J. Dudley
Fishburn, Robert E.R. Huntley, Billie
Jean King, John D. Nichols, Lucio A. Noto,
John S. Reed, Carlos Slim Helu and Stephen
M. Wolf                                       Directors


By:   /s/ LOUIS C. CAMILLERI                                               October 9, 2001
   --------------------------------------
   (Louis C. Camilleri, Attorney-in-fact)

     Pursuant to the requirements of the Securities Act, the Nabisco Employee Benefits Committee, having administrative responsibility of the Nabisco, Inc. Capital Investment Plan, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 9th day of October, 2001.

                                   NABISCO, INC. CAPITAL INVESTMENT PLAN


                                   By:       /s/ JILL K. YOUMAN
                                      -----------------------------------------
                                      Name:  Jill K. Youman
                                      Title: Vice President, Human Resources,
                                             Benefits



     Pursuant to the requirements of the Securities Act, the Nabisco Employee Benefits Committee, having administrative responsibility of the Nabisco, Inc. Employee Savings Plan, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 9th day of October, 2001.

                                   NABISCO, INC. EMPLOYEE SAVINGS PLAN


                                   By:       /s/ JILL K. YOUMAN
                                      -----------------------------------------
                                      Name:  Jill K. Youman
                                      Title: Vice President, Human Resources,
                                             Benefits

                                  EXHIBIT INDEX

 Exhibit
   No.      Description
 -------    -----------

   4.1      Nabisco, Inc. Capital Investment Plan (filed herewith).

   4.2      Nabisco, Inc. Employee Savings Plan (filed herewith).

   4.3 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form
            10-Q for the period ended March 31, 1997).

   4.4 By-Laws, as amended, of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).

   5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

   5.2 In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of the Regulation S-K, the Company hereby confirms that it has submitted the Nabisco Plans and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Nabisco Plans under Section 401 of the Internal Revenue
            Code.

   23.1     Consent of Hunton & Williams (included in Exhibit 5).

   23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants
            (filed herewith).

   23.3 Consent of Deloitte & Touche LLP, Independent Auditors (filed herewith).

   24       Powers of Attorney executed by Elizabeth E. Bailey, Geoffrey C.
            Bible, Harold Brown, Jane Evans, J. Dudley Fishburn, Robert E. R.
            Huntley, Billie Jean King, John D. Nichols, Lucio A. Noto, John S.
            Reed, Carlos Slim Helu and Stephen M. Wolf (incorporated by reference to Exhibit 24 to the Company's Form S-8, filed with the Commission on August 10, 2000 (Reg. No. 333-43484)).